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                                                                    EXHIBIT 23.1


                          INDEPENDENT AUDITOR'S CONSENT

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3, No. 33-76738) and related Prospectus of Genetronics Biomedical Corporation (formerly Genetronics Biomedical Ltd.) for the registration of 9,289,990 shares of its common stock and to the incorporation by reference therein of our report dated May 4, 2001 (except as to notes 1 and 11 which are as of December 19, 2001) and Comments by Auditor for US Readers on Canada-US Reporting Differences dated December 19, 2001, with respect to the consolidated financial statements and schedules of Genetronics Biomedical Corporation (formerly Genetronics Biomedical Ltd.) included in its Annual Report (Form 10-K) for the year ended March 31, 2001 and included in its Current Report on Form 8-K, filed with the Securities and Exchange Commission.


                                       /s/ Ernst & Young LLP
                                       ---------------------

                                       ERNST & YOUNG LLP


Vancouver, Canada
February 25, 2002